Exhibit 21.1

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction

FirstCaribbean International Wealth Management Bank (Barbados) Limited	Barbados

FirstCaribbean International Bank (Barbados) Limited	Barbados

FirstCaribbean International Trust and Merchant Bank (Barbados) Limited	Barbados

FirstCaribbean International Land Holdings (Barbados) Limited	Barbados

FirstCaribbean International Operations Centre Limited	Barbados

FirstCaribbean International Finance Corporation (Leeward & Windward) Limited	St. Lucia

FirstCaribbean International Bank (Bahamas) Limited	Bahamas

Sentry Insurance Brokers Ltd.	Bahamas

FirstCaribbean International (Bahamas) Nominees Company Limited	Bahamas

CIBC Trust Company (Bahamas) Limited	Bahamas

March Limited	Bahamas

Commerce Services Limited	Bahamas

Corporate Associates Limited	Bahamas

FirstCaribbean International Land Holdings (TCI) Limited	Turks & Caicos Islands

FirstCaribbean International Bank (Jamaica) Limited	Jamaica

FirstCaribbean International Securities Limited	Jamaica

FirstCaribbean International Bank (Trinidad & Tobago) Limited	Trinidad

FirstCaribbean International Bank (Cayman) Limited	Cayman Islands

FirstCaribbean International Finance Corporation (Cayman) Limited	Cayman Islands

FirstCaribbean International (Cayman) Nominees Company Limited	Cayman Islands

CIBC Bank and Trust Company (Cayman) Limited	Cayman Islands

CIBC Fund Administration Services (Asia) Limited	Hong Kong

Commerce Advisory Services Limited	Cayman Islands

Commerce Corporate Services Limited	Cayman Islands

Commerce Management Services Limited	Cayman Islands

FirstCaribbean International Finance Corporation (Netherlands Antilles), N.V.	Netherlands Antilles

FirstCaribbean International Bank (Curaçao) N.V.	Netherlands Antilles